UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 19, 2010

BIOSPHERE MEDICAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23678	04-3216867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 Hingham Street Rockland, Massachusetts	02370
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 681-7900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events.

On June 10, 2010, certain of the members of the Board of Directors of BioSphere Medical, Inc. (the “Company”) were named as defendants in a putative class action complaint, captioned Fessahaye v. Faleschini, et al., C.A. No. 5553-CC, filed in the Court of Chancery of the State of Delaware.  The action, purportedly brought on behalf of a class of the Company’s stockholders, alleges that certain of the Company’s directors purportedly breached their fiduciary duties in connection with the Company’s proposed merger with Merit by failing to maximize shareholder value and obtain the best financial and other terms.  The complaint includes a request for declaratory, injunctive and other equitable relief, including to enjoin the Company from consummating the merger with Merit, in addition to fees and costs.  On July 19, 2010, plaintiff filed an amended complaint adding the Company as a defendant and further alleging that the Company’s preliminary proxy statement fails to provide material information and provides materially misleading information relating to the proposed merger transaction.  The Company believes that the claims are without merit and intends to defend the suit vigorously.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2010	BIOSPHERE MEDICAL, INC.

	By:	/s/ Martin J. Joyce
Martin J. Joyce
Executive Vice President
and Chief Financial Officer